Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement” ) is made and entered into as of December 8, 2010 among CLEARWIRE CORPORATION, a Delaware Corporation (the “Parent” ), CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Company” ), and CLEARWIRE FINANCE, INC., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), the entities listed on Schedule 2 to the Purchase Agreement (the “Guarantors”) and J.P. MORGAN SECURITIES LLC, as representative (the “Representative”) of the several initial purchasers listed on Schedule 1 to the Purchase Agreement (as defined below) (the “Initial Purchasers”).
     The Issuers, the Parent, the Guarantors and the Initial Purchasers are parties to a Purchase Agreement, dated December 3, 2010 (the “Purchase Agreement” ), which provides for (i) the sale by the Issuers to the Initial Purchasers of $650,000,000 aggregate principal amount of the Issuers’ 8.25% Exchangeable Notes due 2040 (the “Firm Notes”), and (ii) the grant of an option by the Issuers to the Initial Purchasers to purchase up to an additional $100,000,000 principal amount of the Issuers’ 8.25% Exchangeable Notes due 2040 (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.”
     In order to induce the Initial Purchasers to enter into the Purchase Agreement, each of the Issuers, the Guarantors and the Parent has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees the registration rights set forth in this Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.
     “Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.
     “Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D of Form S-3.
     “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.
     “Common Shares” means the shares of common stock of the Parent, par value $0.0001 per share, deliverable at the Issuers’ option upon exchange of the Notes.
     “Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors and permitted assigns.

     “Closing Time” shall mean the Closing Time as defined in the Purchase Agreement.
     “Effective Date” shall mean the date the initial Shelf Registration Statement becomes effective or, in the case of designation of an Automatic Shelf Registration Statement as the Shelf Registration Statement, the date a Prospectus is first made available thereunder for use by the Holders.
     “Effectiveness Deadline” shall mean the 180th day following the Issue Date.
     “Effectiveness Period” shall have the meaning set forth in Section 2(a)(iv) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC thereunder.
     “Filing Deadline” shall mean the 90th day following the Issue Date.
     “Finance Co” shall have the meaning set forth in the preamble to this Agreement and also includes the Finance Co’s successors and permitted assigns.
     “FINRA” means the Financial Industry Regulatory Authority, Inc.
     “Holder” shall mean the Initial Purchasers, for so long as the Initial Purchasers own any Registrable Securities, and the Initial Purchasers’ respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.
     “Indemnified Person” shall have the meaning set forth in Section 4(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 4(c) hereof.
     “Indenture” shall mean the Indenture dated as of December 8, 2010 between the Issuers, the Guarantors and the Trustee, pursuant to which the Notes are being issued, and in accordance with which the Common Shares may be issued, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.
     “Inspectors” shall have the meaning set forth in Section 3(j) hereof.
     “Issue Date” shall mean December 8, 2010, the date of original issuance of the Notes.
     “Liquidated Damages” shall have the meaning set forth in Section 2(e) hereof.
     “Majority Holders” shall mean the Holders collectively holding a majority of the aggregate principal amount of outstanding Notes or the number of outstanding Common Shares, as the context requires.
     “Notes” shall have the meaning set forth in the preamble to this Agreement.

     “Parent” shall have the meaning set forth in the preamble to this Agreement and also includes the Parent’s successors and permitted assigns.
     “Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability corporation, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, any issuer “free writing prospectus,” as such term is defined in Rule 433 under the 1933 Act, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.
     “Questionnaire” shall have the meaning set forth in Section 2(a)(ii) hereof.
     “Records” shall have the meaning set forth in Section 3(j) hereof.
     “Registration Default” shall have the meaning set forth in Section 2(e) hereof.
     “Registrable Securities” shall mean the Common Shares; provided, however, that the Common Shares shall cease to be Registrable Securities upon the earliest of (l) a Shelf Registration Statement with respect to such Common Shares for the resale thereof having been declared effective under the Securities Act and such Common Shares having been disposed of pursuant to such Shelf Registration Statement, (2) such Common Shares having become eligible to be sold without restriction as contemplated by Rule 144 under the Securities Act by a Person who is not an Affiliate of either Issuer or the Parent, or (3) such Common Shares having ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers, the Guarantors and the Parent with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for Holders as a group (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of FINRA, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the reasonable fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Issuers, the Guarantors, the Parent and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers), (vii) the fees and disbursements of the independent certified public accountants of the Issuers, the Guarantors and the Parent, including the expenses of any “comfort” letters required by or incident to the performance of and compliance with this Agreement, and (viii) the reasonable fees and expenses of any special experts retained by the Issuers, the Guarantors or the Parent in connection with the Shelf Registration Statement.
     “Representative” shall have the meaning set forth in the preamble to this Agreement.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(a) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Parent pursuant to the provisions of Section 2(a) hereof which covers Registrable Securities on Form S-3 or, if not then available to the Parent, on another appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.
     “Suspension Period” shall have the meaning set forth in Section 2(a)(iv).
     “Trustee” shall mean the trustee with respect to the Notes under the Indenture.
     “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Securities Act.
     2. Registration Under the Securities Act.
     (a) Shelf Registration.
          (i) The Parent shall file or cause to be filed (or otherwise designate an existing Shelf Registration Statement previously filed with the SEC, if applicable, as) a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, as promptly as practicable but in any event on or prior to the Filing Deadline. If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Parent shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as promptly as practicable after filing thereof, but in any event on or prior to the Effectiveness Deadline. If the Shelf Registration Statement is an Automatic Shelf Registration Statement, the Parent shall use its reasonable best efforts to prepare and file a supplement to the Prospectus to cover resales of the Registrable Securities by the Holders as promptly as practicable after filing thereof, but in any event on or prior to the Effectiveness Deadline.
          (ii) Notwithstanding any other provision hereof, no Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration

Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and the Holder furnishes to the Issuers and the Parent a fully completed notice and questionnaire in the form attached hereto as Appendix A (the “Questionnaire”) and such other information in writing as the Issuers and the Parent may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. Each of the Issuers and the Parent shall issue a press release through a reputable national newswire service of its filing (or intention to designate an Automatic Shelf Registration Statement, if applicable, as) the Shelf Registration Statement and of the anticipated Effective Date thereof. In order to be named as a selling securityholder in the Prospectus at the time it is first made available for use, each Holder must furnish the completed Questionnaire and such other information that the Issuers and the Parent may reasonably request in writing, if any, to the Issuers and the Parent in writing no later than the tenth Business Day prior to the anticipated Effective Date as announced in the press release. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Issuers and the Parent all information with respect to such Holder necessary to make the information previously furnished to the Issuers and the Parent by such Holder not materially misleading.
          (iii) From and after the Effective Date, upon receipt of a completed Questionnaire and such other information that the Issuers and the Parent may reasonably request in writing, if any, each of the Issuers and the Parent will use its reasonable best efforts to file as promptly as reasonably practicable but in any event on or prior to the tenth Business Day after receipt of such information (or, if a Suspension Period is then in effect or initiated within five Business Day following the date of receipt of such information, the tenth Business Day following the end of such Suspension Period) either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof), a supplement to the Prospectus naming such Holder as a selling securityholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Common Shares, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof) to name such Holder as a selling securityholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Common Shares (subject, in the case of either clause (i) or clause (ii), to the Issuers’ and the Parent’s right to suspend use of the Shelf Registration Statement as described in Section 2(a)(iv) hereof). The Issuers and the Parent shall not be required to file more than three supplements to the Prospectus, post-effective amendments or additional Shelf-Registration Statements in any fiscal quarter for all Holders.
          (iv) The Parent agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales until there are no Registrable Securities outstanding (the “Effectiveness Period” ); provided, however, that for an aggregate of 45 days or less (whether or not consecutive) in any three-month period, and for an aggregate of 90 days or less (whether or not consecutive) in any 12-month period, the Issuers and the Parent shall be permitted, by giving written notice to the Holders of Registrable Securities, to suspend sales thereof if the Shelf Registration Statement is no longer effective or usable for resales due to circumstances relating to pending corporate developments, public filings with the

SEC and similar events, or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make statements therein not misleading (any period of suspension hereunder, a “Suspension Period”). The Issuers and the Parent need not specify the nature of the event giving rise to a suspension in any notice to Holders of the existence of such a suspension. Each Holder, by its accepting of the Notes, agrees to hold any such suspension notice in response to a notice of a proposed sale in confidence. However, if the disclosure giving rise to a Suspension Period relates to a proposed or pending material business transaction, the disclosure of which the board of directors of the Parent determines in good faith would be reasonably likely to impede the Parent’s ability to consummate such transaction, or would otherwise be seriously detrimental to the Parent and its subsidiaries taken as whole, the Issuers and the Parent may extend the Suspension Period from 45 days to 60 days in any three-month period or from 90 days to 120 days in any 12-month period. If any Shelf Registration Statement ceases to be effective or usable for resales by Holders for any reason (other than by reason of any such Holder’s failure to provide a Questionnaire, in which case the provisions of Section 2(a)(ii) or 2(a)(iii) hereof shall apply) at any time during the Effectiveness Period, each of the Issuers and the Parent shall, subject to the proviso above relating to Suspension Periods, use its reasonable best efforts to promptly cause such Shelf Registration Statement to become effective under the Securities Act, and in any event shall, within ten Business Days of such cessation of effectiveness or usability (or if applicable after the end of the Suspension Period), (i) file with the SEC one or more supplements to the Prospectus, post-effective amendments or reports under the Exchange Act in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement, or (ii) file with the SEC an additional Shelf Registration Statement. If a post-effective amendment or an additional Shelf Registration Statement is filed, Parent shall use its reasonable best efforts to (A) cause such post-effective amendment or Shelf Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than 30 days, in the case of a post-effective amendment, and 60 days, in the case of a Shelf Registration Statement, after the date Parent is required to file such post-effective amendment or new Shelf Registration Statement, and (B) keep such post-effective amendment or Shelf Registration Statement continuously effective until the end of the Effectiveness Period.
          (v) If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Issuers and the Parent shall not permit any securities other than (i) the Parent’s issued and outstanding securities currently possessing registration rights and (ii) the Registrable Securities to be included in the Shelf Registration. The Issuers and the Parent will provide to each Holder named therein a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder of the Effective Date and take such other actions as are required to permit unrestricted resales of the Registrable Securities by such Holder. Each of the Issuers and the Parent further agrees to supplement or amend the Shelf Registration Statement or supplement the Prospectus if and as required by the rules, regulations or instructions applicable to the registration form used by the Issuers and the Parent for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and each of the Issuers and the Parent agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (b) Listing. The Parent will use reasonable efforts to cause the Common Shares issuable upon exchange of the Notes to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently the NASDAQ Global Select Market) on which the Common Shares are then listed, in each case not later than the date on which a Registration Statement covering such shares becomes effective or such shares are issued by the Parent to a Holder, whichever is later. The Parent will promptly notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange.
     (c) Expenses. The Issuers, the Guarantors and the Parent shall, jointly and severally, pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2(a) hereof. The Holders shall bear all discounts or commissions attributable to the sale of Registrable Securities by the Holders, or any legal fees and expenses of counsel to the Holders and any broker/dealer or other financial intermediary or agent engaged by Holders and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.
     (d) Effective Shelf Registration Statement. If, after the Effective Date the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. Each of the Issuers and the Parent will be deemed not to have used its reasonable best efforts to cause a Shelf Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Shelf Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law or permitted by Section 2(a)(iv) hereof.
     (e) Liquidated Damages. In the event that:
          (i) a Shelf Registration Statement is not filed with the SEC or designated as such by the Parent, as applicable, on or prior to the Filing Deadline, then liquidated damages (“Liquidated Damages” ) shall accrue on the principal amount of the Notes at a rate equal to 0.25% per annum for the first 60-day period from the day following such Filing Deadline, and thereafter at a rate per annum of 0.50% of the principal amount of the Notes;
          (ii) (x) a Shelf Registration Statement is not declared effective by the SEC, or (y) if the Issuers and the Parent shall have designated a previously filed and effective Shelf Registration Statement as the Shelf Registration Statement for purposes of this Agreement, the Issuers and the Parent shall not have filed a supplement to the Prospectus to cover resales of the Registrable Securities by the Holders, in the case of either (x) or (y), on or prior to the Effectiveness Deadline, then Liquidated Damages shall accrue on the principal amount of the Notes at a rate equal to 0.25% per annum for the first 60-day period from the day following such Effectiveness Deadline, and thereafter at a rate per annum of 0.50% of the principal amount of the Notes;

          (iii) following the Effective Date, a Shelf Registration Statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional Shelf Registration Statement that is filed and immediately becomes effective) or usable for the offer and sale of the Registrable Securities, other than as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, and (1) the Parent does not cure the lapse of effectiveness or usability within ten Business Days (or, if a Suspension Period is then in effect, within ten Business Days following the expiration of such Suspension Period), or (2) if any Suspension Period or Periods, when aggregated, exceed 45 days (or, if applicable, 60 days) in any three-month period or 90 days (or, if applicable, 120 days) in any 12-month period, then, commencing with the 46th day (or, if applicable, the 61st day) in such three-month period or the 91st day (or, if applicable, the 121st day) in such 12-month period, as the case may be, then Liquidated Damages shall accrue on the principal amount of the Notes at a rate equal to 0.25% per annum for the first 60-day period from the day following the 45th or 90th day, as the case may be, and thereafter at a rate per annum of 0.50% of the principal amount of the Notes (each of the events described in clauses (i) through (iii) above, a “Registration Default”);
provided, however, that in no event shall Liquidated Damages accrue at a rate per annum exceeding 0.50% of the principal amount of the Notes; and provided further that Liquidated Damages on the principal amount of the Notes as a result thereof shall cease to accrue:
     (1) upon the filing or designation of a Shelf Registration Statement (in the case of clause (i) above);
     (2) upon the Effective Date (in the case of clause (ii) above); or
     (3) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iii) above).
     Any amounts of Liquidated Damages due pursuant to Section 2(e) will be payable in cash on the next succeeding interest payment date to Holders on the relevant record dates for the payment of interest.
     Notwithstanding any provision in this Agreement, in no event shall Liquidated Damages accrue to holders of Common Shares issued upon exchange of Notes. If any Note ceases to be outstanding during any period for which Liquidated Damages are accruing, the Issuers and the Parent will prorate the Liquidated Damages payable with respect to such Note.
     The Issuers shall provide the Trustee prompt written notice of any Registration Default giving rise to the payment of Liquidated Damages and of the cure of any such Registration Default such that Liquidated Damages have ceased to accrue.
     (f) Specific Enforcement. Without limiting the remedies available to the Holders, each of the Issuers and the Parent acknowledges that any failure by it to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and the Parent’s obligations under Section 2(a) hereof.
     3. Registration Procedures. In connection with the obligations of the Issuers and the Parent, as applicable, with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, each of the Issuers, the Guarantors and the Parent, as applicable, shall use its reasonable best efforts to:
     (a) prepare and file with the SEC or designate a Shelf Registration Statement as prescribed by Section 2(a)(i) hereof within the relevant time period specified in Section 2(a)(i) hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Parent, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; the Parent shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective and the Prospectus usable for resales in accordance with Section 2 hereof;
     (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period, and cause each Prospectus to be supplemented, if so determined by the Parent or requested by the SEC and subject to the provisions of Section 2(a)(iv) hereof, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by a Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;
     (c) (i) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities and (ii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
     (d) register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Shelf Registration Statement has become effective under the Securities Act as any Holder of Registrable Securities covered by a Shelf Registration Statement shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided , however , that the Parent shall not be required to (i) qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;
     (e) promptly notify each Holder of Registrable Securities who has properly submitted a Questionnaire and promptly confirm such notice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iii) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) of the reasonable determination of the Issuers and the Parent that a post-effective amendment to the Shelf Registration Statement would be appropriate;
     (f) obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable and in any event as required by Section 2 or 3 herefore, and promptly notify each Holder of the withdrawal of any such order;
     (g) furnish to each Holder of Registrable Securities who has properly submitted a Questionnaire, without charge, at least one conformed copy of the Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to the Shelf Registration Statement;
     (i) promptly after the occurrence of any event specified in Section 3(e)(ii) or 3(e)(iii) (subject to the grace periods set forth in Section 2(a)(iv)) hereof, prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers and the Parent shall notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Parent has amended or supplemented the Prospectus to correct such misstatement or omission;
     (j) make reasonably available for inspection by a representative of the Holders of the Registrable Securities, (collectively, the “Inspectors”), at the offices where normally kept, during the Issuer’s and the Parent’s normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Issuers, the Parent and their respective subsidiaries (collectively, the “Records” ) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, trustees and employees of the Parent and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Shelf Registration Statement; records and information which the Issuers and the Parent, in good faith, to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (ii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Securities will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be kept confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers or the Parent unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Securities will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Issuers and the Parent and allow the Issuers and the Parent at their expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;
     (k) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable;
     (l) cooperate with each seller of Registrable Securities covered by a Shelf Registration Statement and their respective counsel in connection with any filings required to be made with FINRA;
     (m) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably request to be included therein and make filings of such prospectus supplement or such post-effective amendment as required by Section 2 hereof; and

     (n) the Issuers and the Parent may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the SEC to be included in a Shelf Registration Statement; the Issuers and the Parent may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request; and the Issuers and the Parent shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.
     Each Holder agrees that, upon receipt of a Suspension Period notification pursuant to Section 2(a)(iv) hereof, any notice from the Issuers or the Parent of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), or 3(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the “Advice”) by the Issuers or the Parent that the use of the applicable Prospectus may be resumed.
     4. Indemnification and Contribution. (a) The Issuers, the Guarantors and the Parent agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Issuers, the Guarantors or the Parent in writing through the Representative or any selling Holder expressly for use therein; provided, that with respect to any such untrue statement in or omission from any preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Holder to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Holder and any such loss, claim, damage or liability of or with respect to such Holder results from the fact that both (i) a copy of the final Prospectus (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Common Shares to such person and (ii) the untrue statement in or omission from such preliminary Prospectus was corrected in the final Prospectus unless, in either case, such failure to deliver the final Prospectus was a result of non-compliance by the Issuers, the Guarantors or the Parent with the provisions of Section 2(a).
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors, the Parent, each Initial Purchaser and the other selling Holders, their respective affiliates, the partners of the Issuers, the Guarantors or the Parent, each officer of the Parent who signed the Registration Statement and each Person, if any, who controls the Issuers, the Guarantors or the Parent, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuers, the Guarantors or the Parent in writing by such Holder expressly for use in any Registration Statement and any Prospectus.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 4 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further , that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 4. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 4 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by such Initial Purchaser, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuers or the Parent. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Indemnified Person shall notify the

Indemnifying Person promptly upon any such settlement or final judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers or the Guarantors from the offering of the Notes, on the one hand, and by the Holders from receiving Notes or Common Shares (including Common Shares registered under the Securities Act), on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers, the Guarantors or the Parent on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers, the Guarantors or the Parent on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors, the Parent or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Issuers, the Guarantors, the Parent, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Common Shares sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (f) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers, the Guarantors or the Parent, its affiliates or the officers or directors of or any Person controlling the Issuers, the Guarantors or the Parent, (iii) acceptance of any of Common Shares and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     5. Underwritten Registration; Participation Therein. In no event will the method of distribution of the Registrable Securities take the form of an underwritten offering without the prior written consent of the Parent. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lockup letters and other documents reasonably required under the terms of such underwriting arrangements.
     6. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the Common Shares covered by such Shelf Registration in an underwritten offering, subject to the provisions of Sections 3(1) and 5 hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or number, as the context requires, of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Issuers and the Parent.
     7. Miscellaneous.
     (a) No Inconsistent Agreements. None of the Issuers, the Guarantors nor the Parent has entered into, and will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ or the Parent’s other issued and outstanding securities under any such agreements.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers and the Parent have obtained the written consent of Holders of a majority in aggregate principal amount or number, as the context requires, of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Issuers, the Parent and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Issuers, the Parent and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers, the Issuers and the Parent.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers or the Parent by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Issuers, the Parent and the Guarantors, initially at the Issuers’ address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided , however , that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, the indenture relating to the Notes or the charter of the Parent. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary of the agreements made hereunder among the Issuers, the Guarantors, the Parent and the Initial Purchasers, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WANES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WANES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (j) Registrable Securities Held by the Parent or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Parent or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (k) No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, the Issuers and the Parent shall have no obligation to the Holders to register the Registrable Securities under the Securities Act.
     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours, CLEARWIRE CORPORATION
By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEARWIRE COMMUNICATIONS LLC
By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEARWIRE FINANCE, INC.
By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer
[Signature Page to Registration Rights Agreement]

GUARANTORS: CLEARWIRE LEGACY LLC and CLEARWIRE XOHM LLC
By:	Clearwire Communications, LLC, as manager

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEAR WIRELESS, LLC, CLEARWIRE SPECTRUM HOLDINGS III LLC, CLEARWIRE US LLC and CLEAR MANAGEMENT SERVICES LLC
By:	Clearwire Communications, LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

CLEAR GLOBAL SERVICES LLC and CLEAR PARTNER HOLDINGS LLC
By:	Clear Wireless LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

BILLING LEGACY LLC, CLEARWIRE TELECOMMUNICATIONS SERVICES, LLC, CLEARMEDIA, LLC, FIXED WIRELESS HOLDINGS, LLC, CLEARWIRE SPECTRUM HOLDINGS II LLC and CLEARWIRE SPECTRUM HOLDINGS LLC
By:	Clearwire Legacy LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer
[Signature Page to Registration Rights Agreement]

WINBEAM LLC
By:	Clearwire US LLC, as member

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer

AMERICAN TELECASTING DEVELOPMENT, LLC,
AMERICAN TELECASTING OF ANCHORAGE, LLC,
AMERICAN TELECASTING OF BEND, LLC, FRESNO MMDS
ASSOCIATES, LLC, AMERICAN TELECASTING OF
COLUMBUS, LLC, AMERICAN TELECASTING OF DENVER,
LLC, AMERICAN TELECASTING OF FORT MYERS, LLC,
AMERICAN TELECASTING OF FT. COLLINS, LLC,
AMERICAN TELECASTING OF GREEN BAY, LLC,
AMERICAN TELECASTING OF LANSING, LLC, AMERICAN
TELECASTING OF LINCOLN, LLC, AMERICAN
TELECASTING LITTLE ROCK, LLC, AMERICAN
TELECASTING OF LOUISVILLE, LLC, AMERICAN
TELECASTING OF MEDFORD, LLC, AMERICAN
TELECASTING OF MICHIANA, LLC, AMERICAN
TELECASTING OF MONTEREY, LLC, AMERICAN
TELECASTING OF REDDING, LLC, AMERICAN
TELECASTING OF SANTA BARBARA, LLC, AMERICAN
TELECASTING OF SEATTLE, LLC, AMERICAN
TELECASTING OF SHERIDAN, LLC, AMERICAN
TELECASTING OF YUBA CITY, LLC, ATI OF SANTA
ROSA, LLC, ATI SUB, LLC, NSAC, LLC, ALDA
WIRELESS HOLDINGS, LLC, PCTV GOLD II, LLC,
PCTV OF SALT LAKE CITY, LLC, PCTV SUB, LLC,
PEOPLE’S CHOICE TV OF ALBUQUERQUE, LLC, PEOPLE’S

[Signature Page to Registration Rights Agreement]

CHOICE TV OF HOUSTON, LLC, PEOPLE’S CHOICE TV
OF ST. LOUIS, LLC, SPEEDCHOICE OF DETROIT,
LLC, SPEEDCHOICE OF PHOENIX, LLC, ATL MDS,
LLC, BAY AREA CABLEVISION, LLC, BROADCAST
CABLE, LLC, SCC X, LLC, SPRINT (BAY AREA),
LLC, TDI ACQUISITION SUB, LLC, TRANSWORLD
TELECOM II, LLC, WAVEPATH SUB, LLC, WBS OF
AMERICA, LLC, WBS OF SACRAMENTO, LLC, WBSY
LICENSING, LLC, WBSFP LICENSING, LLC, WCOF,
LLC, WIRELESS BROADBAND SERVICES OF AMERICA,
LLC and KENNEWICK LICENSING, LLC

By:	Clearwire XOHM LLC, as manager

By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance & Treasurer
[Signature Page to Registration Rights Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:
J.P. MORGAN SECURITIES LLC,
On behalf of itself and as the Representative of
the several Initial Purchasers listed on Schedule 1 to the Purchase Agreement

By:	/s/ Jason M. Wood
	Name:	Jason M. Wood
	Title:	Managing Director

Appendix A
Form of Selling Securityholder Notice and Questionnaire
The undersigned beneficial holder of 8.25% Exchangeable Notes due 2040 (the “Notes”) of Clearwire Communications LLC (the “Company”) and Clearwire Finance, Inc. (“Finance Co” and, together with the Company, the “Issuers”) or common stock par value $0.0001 of Clearwire Corporation (“Parent”), issuable on exchange of the Notes (the “Registrable Securities”), understands that Parent has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of December 8, 2010 (the “Registration Rights Agreement”), among the Issuers, Parent, the guarantors party thereto (the “Guarantors”) and the Initial Purchasers named therein. A copy of the Registration Rights Agreement is available from Parent upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.
Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete, exe-cute and deliver this Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities must deliver to Parent a properly completed and signed Questionnaire.
Certain legal consequences arise from being named as Selling Securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the con-sequences of being named or not being named as a Selling Securityholder in the Shelf Registration Statement and the related prospectus.
Notice
The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Issuers and Parent of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Shelf Registration Statement at some point. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuers, Parent, the Guarantors, each Initial Purchaser and the other selling Holders, their respective affiliates, the partners of the Issuers, the Guarantors or the Parent, each officer of the Parent who signed the Registration Statement and each Person, if any, who controls the Issuers, the Guarantors or the Parent, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against some losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Questionnaire.
The undersigned hereby provides the following information to the Issuers and Parent and represents and warrants that such information is accurate and complete:
Questionnaire
1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:
2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email address:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:
Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.
(a)	Number of shares of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

(b)	Number of shares of the Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

4.	Beneficial Ownership of other Clearwire Corporation securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Clearwire Corporation other than the Registrable Securities listed above in Item (3).
(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)	CUSP No(s). of such other securities beneficially owned:

5.	Relationship with Clearwire Corporation:
	(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with Clearwire Corporation (or its predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

	(b)	If so, please state the nature and duration of your relationship with Clearwire Corporation:

6.	(a)	Broker-Dealer Status

Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

Note that we will be required to identify any registered broker-dealer as an underwriter in the prospectus. If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, Parent is required to identify you as an underwriter in the Shelf Registration Statement and related prospectus.

(b)	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 5(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐ Yes.

☐ No.

If so, please answer the remaining questions in this section.
(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)	If the Notes were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

(iii)	If the Selling Securityholder, at the time of its purchase of Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its notes in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we must identify the Selling Securityholder as an underwriter in the prospectus.
7.	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or disparities power over the Registrable Securities.
(a)	Is the Selling Securityholder a natural person?

☐ Yes.

☐ No.

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes.

☐ No.

(c)	State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:

☐ Yes.

☐ No.

(d)	If a subsidiary, please identify the publicly held parent entity:

If you answered “No” to questions (a), (b) and (c) above, please identify the controlling per-son(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or disparities power over the Registrable Securities:
*** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS ***
If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.
8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Clearwire Corporation.
By returning this Questionnaire, the selling securityholder will be deemed to be aware of the foregoing interpretation.
9.	Securities Received From Named Selling Securityholder:
Did the Selling Securityholder receive its Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Shelf Registration Statement?
☐ Yes.

☐ No.

If so, please answer the remaining questions in this section.
(i)	Did the Selling Securityholder receive such Registrable Securities listed above in Item (3) from the named selling securityholder(s) prior to the effectiveness of the Shelf Registration Statement?

☐ Yes.

☐ No.
Identify below the name(s) of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item (3) and the date on which such securities were received.
The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such pro-visions.
The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.
Pursuant to the Registration Rights Agreement, the Issuers, Parent and the Guarantors have agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to provide any additional information the Issuers and Parent may reasonably request and to promptly notify the Issuers and Parent of any inaccuracies or changes in the information provided that may occur at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:
To the Issuers and Parent:
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Attention: Legal Department
In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Issuers and Parent, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Questionnaire and the Registration Rights Agreement.
By signing this Questionnaire, the undersigned consents to the disclosure of the in-formation contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by the Issuers and Parent without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications.
Once this Questionnaire is executed by the Selling Securityholder and received by the Issuers and Parent, the terms of this Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Issuers and Parent and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its authorized agent.
Dated:

Beneficial Owner:
By:
Name:
Title:

Please return the completed and executed notice and questionnaire to:
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Attention: Legal Department